SCHEDULE 14C INFORMATION
          INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                 THE SECURITIES EXCHANGE ACT OF 1934


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        by Rule 14c-5(d)(2))
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                  BALLYNAGEE ACQUISITION CORPORATION

           (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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           it was determined):

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        5) Total fee paid:


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        previous filing by registration statement number, or the
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                      BALLYNAGEE ACQUISITION CORPORATION
                         1005-740 WEST PENDER STREET
                        VANCOUVER, BC, CANADA V6C 2T8

                            INFORMATION STATEMENT

                                 INTRODUCTION

        This information statement is being mailed or otherwise furnished to stockholders of Ballynagee Acquisition Corporation, a Delaware corporation (the "Company"), in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's Common and Preferred Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Certificate of Incorporation to (i) increase the authorized capital stock to 110,000,000 shares from 30,000,000 shares, which will include an increase of the authorized shares of common stock, par value $0.001 per share, to 100,000,000 shares from 20,000,000 shares, and (ii) change the name of the Corporation to e-Financial Depot.com, Inc.

        The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for future needs.

        The Board of Directors also believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect its new business strategy in the internet, financial markets.

        This information statement is being first sent to stockholders on or about October 12, 1999. The Company anticipates that the Amendment will become effective on or about November 2, 1999.

                      WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY

VOTE REQUIRED

        The vote which was required to approve the Proposal was the affirmative vote of the holders of a majority of the Company's Voting Capital Stock. Each holder of Common Stock is entitled to one (1) vote for each share held.

        The record date for purposes of determining the number of outstanding shares of Common Stock and Preferred Stock of the Company, and for determining stockholders entitled to vote, is the close of business on September 29, 1999 (the "Record Date"), the day on which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment. As of the Record Date, the Company had outstanding 2,750,000 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable.
 The transfer agent for the Common Stock is Pacific Stock Transfer Company, Las Vegas, Nevada.

VOTE OBTAINED - SECTION 228 OF THE DELAWARE GENERAL CORPORATION LAW

        Section 228 of the Delaware General Corporation Law (the "Delaware Law") provides that the written consent of the holders of the outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law and the Bylaws of the Company, a majority of the outstanding shares of Voting Capital Stock entitled to vote thereon is required in order to amend the Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Voting Capital Stock of the Company.

        Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.
 No dissenters' or appraisal rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Proposal.


                     PROPOSAL TO INCREASE THE AUTHORIZED
                         CAPITAL STOCK OF THE COMPANY

GENERAL

        On September 29, 1999, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to increase the authorized capital stock to 110,000,000 shares from 30,000,000 shares, which will include an increase of the authorized shares of common stock, par value $0.001 per share, to 100,000,000 shares from 20,000,000 shares. On September 29, 1999, the Proposal was approved by written consent of a holders of a majority of the Company's common stock.

INCREASE IN AUTHORIZED CAPITAL STOCK

        On September 29, 1999, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Voting Capital Stock for action by written consent the proposed amendment to Article IV of the Company's Certificate of Incorporation to increase the authorized capital stock from 30,000,000 shares to 110,000,000 shares by virtue of an increase in the authorized shares of common stock to 100,000,000 shares from 20,000,000 shares. The Board of Directors has fixed the close of business on September 29, 1999 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had outstanding 2,750,000 shares of Common Stock held by approximately 60 shareholders of record.

        The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The additional shares also will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by increasing the authorized common stock to 100,000,000 shares. This step is necessary, in the judgment of the Board of Directors, in order to attract potential new equity capital and carry out the Company's business objectives.

CERTAIN MATTERS RELATED TO THE PROPOSAL

        The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation, anticipated to be approximately 10 days after this Information Statement has been distributed to the Company's stockholders.

                  PROPOSAL TO CHANGE THE NAME OF THE COMPANY

GENERAL

        On September 29, 1999, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to change the name of the Company from Ballynagee Acquisition
Corp. to e-Financial Depot.com, Inc.   On September 29, 1999, the Proposal
was approved by written consent of a holders of a majority of the Company's common stock.

APPROVAL OF NAME CHANGE

        On September 29, 1999, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Voting Capital Stock for action by written consent the proposed amendment to Article I of the Company's Certificate of Incorporation to change the name of the Company from Ballynagee Acquisition Corp. to e-Financial Depot.com, Inc. The Board of Directors has fixed the close of business on September 29, 1999 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had outstanding 2,750,000 shares of Common Stock held by approximately 60 shareholders of record.

        The Board of Directors believes that it is advisable and in the Company's best interests that its name reflect the proposed new business of the Company, which will be an internet based financial services business.

CERTAIN MATTERS RELATED TO THE PROPOSAL

        The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation, anticipated to be approximately 10 days after this Information Statement has been distributed to the Company's stockholders.




                            SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company regarding the beneficial ownership of each class of the Company's voting securities as of September 29, 1999, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) executive officers who earned more than $100,000 during the last fiscal year (c) each director of the Company and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                               Amount and
                                                               Nature of
Title of                                                       Beneficial           Percent of
Class         Name and Address of Beneficial Owner             Ownership (1)        Class


Common Stock  Gold Crown Holdings Ltd.                                              74.1%
              22 Hill Street                                   2,000,000
              St. Hellier, Jersey JE4 8X2

Common Stock  John F. Huguet                                     400,000 (2)        13.8%
              4788 Woodgreen Drive
              West Vancouver, BC V75 228

Common Stock  Randy Doten                                         50,000             1.8%
              1005-750 West Pendar Street
              Vancouver, BC, Canada V6C 2T8

Common Stock All Directors and Officers as a group (two          450,000 (2)        15.1%
             persons

___________________________
(1) Applicable percentage ownership is based on 2,75000 shares of Common Stock outstanding as of April 29, 1999.
(2) Reflects 200,000 shares held by Mr. Huguet and an option to purchase an additional 200,000 shares issued to Mr. Huguet exercisable for three years at $15.00 per share.



           On September 8, 1999, the Company entered into a Stock Exchange Agreement between the Company and Talk Stock with Me, Inc. pursuant to which on September 20, 1999 the Company has issued an aggregate of 2,000,000 shares of common stock to the shareholders of Talk Stock with Me, Inc. and will effectuate a four shares for one share stock dividend to all
shareholders.   The Company became the sole shareholder of RJI Ventures,
Inc. (formerly Talk Stock with Me, Inc.).

           As a result of the Agreement, the single largest shareholder of the Company is Gold Crown Holdings Limited, the prior sole shareholder of RJI Ventures, Inc. with 2,000,000 shares of stock prior to the dividend, representing approximately 80% of the issued and outstanding stock. RJI Ventures, Inc. intends to cause the Company to change its name to e-Financial Depot.com, Inc. and undertake a financial services business on the internet which was previously undertaken by RJI Ventures, Inc. as well as in connection with other financial service businesses currently under consideration for acquisition by the combined entities.


                        BY ORDER OF THE BOARD OF DIRECTORS


                        /s/   John F. Huguet
                        John F. Huguet
                        President and Chief Executive Officer
October 12, 1999